   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999
                                                       REGISTRATION NO. 33-51119
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                                  SAFEWAY INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                   5918 Stoneridge Mall Road                94-3019135
(State or other jurisdiction        Pleasanton, California 94588           (I.R.S. Employer
     of incorporation or          (Address of principal executive       Identification Number)
        organization)                      offices) (Zip)

                              --------------------


                                  SAFEWAY INC.
                        STOCK OPTION PLAN FOR CONSULTANTS
                            (Full title of the plan)

                              --------------------

                              Michael C. Ross, Esq.
              Senior Vice President, Secretary And General Counsel
                                  SAFEWAY INC.
                            5918 Stoneridge Mall Road
                          Pleasanton, California 94588
                                 (925) 467-3000
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                              Scott R. Haber, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

                              --------------------

                                     PART I.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

        As originally filed in November 22, 1993, this Registration Statement registered 1,000,000 shares of the Common Stock of Safeway Inc. (the "Company") which had been approved for issuance under the Company's Stock Option Plan for Consultants of Safeway Inc. (the "Consultant Plan"). The Company now has adopted a new plan, the 1999 Amended and Restated Equity Participation Plan (the "1999 Plan"), to which shares remaining available for grant under the Consultant Plan may be transferred for the purpose of new grants. The Company had a two-for-one stock split in each of 1996 and 1998, and, as a result, the number of shares registered under the Consultant Plan is 4,000,000. As of December 31, 1998 1,970,000 shares were available for issuance under the Consultant Plan.

        Accordingly, this Post-Effective Amendment is being filed (under Instruction E to Form S-8) to de-register 1,970,000 shares previously registered for the Consultant Plan and to move those shares to a new Form S-8 Registration Statement (File No. 333-87289) filed by the Company for shares issuable under the 1999 Plan.

ITEM 8. EXHIBITS.

24 Power of Attorney. (Incorporated by reference to Exhibit 24 to the Registrant's Registration Statement No. 33-51119 on Form S-8).

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 33-51119 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 17th day of September 1999.

                                            SAFEWAY INC.

                                            By: /s/ MICHAEL C. ROSS
                                               ---------------------------------
                                               Michael C. Ross
                                               Senior Vice President, Secretary
                                               and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on September 17, 1999.

                Signature                                             Title
                ---------                                             -----

/s/ STEVEN A. BURD*                              Chairman, President and Chief Executive
----------------------------------------         Officer (Principal Executive Officer)
Steven A. Burd


/s/ DAVID G. WEED                                 Executive Vice President, Chief Financial Officer
----------------------------------------          (Principal Financial Officer and Principal Accounting Officer)
David G. Weed


/s/ JAMES H. GREENE, JR.*                        Director
----------------------------------------
James H. Greene, Jr.


/s/ PAUL HAZEN*                                  Director
------------------------------------------
Paul Hazen


/s/ HENRY R. KRAVIS*                             Director
------------------------------------------
Henry R. Kravis


/s/ ROBERT I. MACDONNELL*                        Director
------------------------------------------
Robert I. MacDonnell


/s/ PETER A. MAGOWAN*                            Director
------------------------------------------
Peter A. Magowan


/s/ GEORGE R. ROBERTS*                           Director
-------------------------------------------
George R. Roberts


/s/ REBECCA A. STIRN                             Director
-------------------------------------------
Rebecca A. Stirn


/s/ WILLIAM Y. TAUSCHER                           Director
------------------------------------------
William Y. Tauscher

*By: /s/ MICHAEL C. ROSS
    ------------------------------
    Michael C. Ross
    Attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit

24 Power of Attorney. (Incorporated by reference to Exhibit 24 to the Registrant's Registration Statement No. 33-51119 on Form S-8).